Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 6, 2015, by and among United Community Bancorp, Inc., an Indiana Corporation (the “Company”), and each of the entities listed on Schedule I hereto (each a “Seller,” and collectively, the “Sellers”).

WITNESSETH:

WHEREAS, as of the date hereof, each Seller is the beneficial owner of the shares of issued and outstanding common stock, par value $0.01 per share, of the Company (“Company Common Stock”) as set forth beside each Seller’s name on Schedule I hereto (collectively, the “Shares”); and

WHEREAS, Sellers desire to sell, and the Company desires to purchase, the Shares for the consideration and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

REPURCHASE OF THE SHARES

1.1 Repurchase. At the Closing (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, Sellers agree to sell, transfer, convey, assign, and deliver the Shares to the Company, and the Company agrees to purchase and accept delivery of the Shares from the Sellers, in exchange for the payment by the Company to Seller of a cash purchase price equal to Fifteen Dollars and Zero Cents ($15.00 ) per Share (the “Purchase Price”).

1.2 Closing. Subject to the terms set forth in this Agreement, the closing of the purchase and sale of the Shares (the “Closing”) shall take place on November 6, 2015 at 12:00 p.m. Eastern Time at the offices of Kilpatrick Townsend & Stockton LLP, 607 14th Street, N.W., Washington, D.C. 20005, or such later date as may be agreed to by the parties. At the Closing, the Company shall pay to each Seller, by wire transfer of immediately available funds pursuant to written instructions provided in advance by each Seller, and amount equal to the Purchase Price multiplied by the number of each such Seller’s Shares being sold to the Company. Immediately following the confirmation of receipt of the wire transfer from the Company of each Seller’s aggregate Purchase Price to each Seller’s account, each Seller shall deliver the Shares to the Company or its authorized agents.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Seller as follows:

2.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana.

2.2 Authorization. The Company has the full legal right, corporate power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company, and all necessary action has been taken to make this Agreement a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms.

2.3 Approvals and Consents. No consents, authorizations, waivers, filings, registrations or approvals (including regulatory approvals) that have not been previously obtained are required in connection with the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby or the performance by Company of its obligations hereunder.

2.4 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided by or on behalf of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants to the Company as follows:

3.1 Organization. Each Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

3.2 Authorization. Seller has the full legal right, power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Seller, and all necessary action has been taken to make this Agreement a legal, valid, and binding obligation of the Seller, enforceable in accordance with its terms.

3.3 Ownership of the Shares. Each Seller is the sole record owner of the Shares as specified on Schedule I hereto. There are no contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to the sale or transfer by Seller of any of its Shares.

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3.4 Title. Seller has good, valid, and marketable title to its Shares, free and clear of any and all security interest, pledge, lien, charge, voting agreement, proxy, mortgage, option, adverse claim or ownership or use, or any other encumbrance of any kind, character, or description whatsoever. Upon each delivery of the Shares hereunder and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, pledges, charges, equities, claims and encumbrances, will pass to the Company.

3.5 Approvals and Consents. No consents, authorizations, waivers, filings, registrations or approvals that have not been previously obtained are required in connection with the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby or the performance by Seller of its obligations hereunder. The execution and delivery of this Agreement by each Seller and the sale and delivery of the Shares will not conflict with or result in a breach or violation of any of the terms or provisions of its partnership agreement or equivalent constituent documents or result in the breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it is bound.

3.6 Information Concerning the Company. Seller acknowledges that the Company may be in possession of material non-public information about the Company and its subsidiaries not known to Seller. Seller hereby waives any and all claims and causes of action now or hereafter arising against the Company based upon or relating to any alleged non-disclosure of such information and further covenants not to assert any claims against or to sue the Company or any of its directors, officers, employees, partners, agents or affiliates for any loss, damage or liability arising from or relating to its offer and sale of Seller’s Shares pursuant to this Agreement arising out of, based upon or in connection with any alleged nondisclosure of such information. It is understood and agreed that neither the Company nor Seller makes any representation or warranty to the other whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company or any of its subsidiaries, or with respect to the value of the Shares.

3.7 No Brokers. Seller is not a party to any agreement, arrangement, or understanding with any person that could result in the Company having any obligation or liability for any brokerage fees, commissions, or other similar fees or expenses relating to this Agreement or the transactions contemplated hereby.

3.8  No Proceedings.  There is not pending or, to Seller's knowledge, threatened against Seller any action, suit or proceeding at law or in equity before any court, tribunal, governmental body, agency or official or any arbitrator that might affect the legality, validity or enforceability against such Seller of this Agreement or such Seller's ability to perform such Seller's obligations hereunder.

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ARTICLE IV

CLOSING CONDITIONS

4.1 Conditions to the Company’s Obligations. The obligations of the Company under Article I to purchase the Shares at the Closing are subject to the satisfaction of the following conditions:

(a) The representations and warranties made by Sellers shall be true and correct in all material respects as of the Closing.

4.2 Conditions to Seller’s Obligations. The obligations of Sellers under Article I to sell the Shares at the Closing are subject to the satisfaction of the following conditions:

(a) The representations and warranties made by the Company shall be true and correct in all material respects as of the Closing.

ARTICLE V

MISCELLANEOUS

5.1 Expenses. The Company and Sellers shall each bear their own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

5.2 Specific Performance. Sellers and the Company agree that money damages are inadequate and that each will suffer irreparable harm with respect to a failure to abide by any covenant made under the terms of this Agreement or any requirement under this Agreement relating to or affecting the sale of the Shares, and that, accordingly, in addition to any money damages which might be awarded with reasonable certainty, each shall be entitled to demand specific performance or to seek injunctive relief whether with regard to a breach or contemplated breach. All rights, remedies and benefits specified in this Agreement, including, but not limited to the rights, remedies and benefits contained in this Section 5.2 are not exclusive of any rights, remedies or benefits which any party may otherwise have.

5.3 Notices. All notices and other communications required hereunder shall be in writing and delivered personally, delivered by a recognized next-day courier service or mailed by registered or certified mail. All such notices and communications shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

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(a)	if to the Company, to:

United Community Bancorp, Inc.
92 Walnut Street
Lawrenceburg, IN 47025
Attention: Elmer G. McLaughlin

with a copy (which shall not constitute notice) to:

Kilpatrick Townsend & Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC 20005
Attention: Edward G. Olifer

(b)	if to Sellers, to:

The Stilwell Group
111 Broadway
12th Floor
New York, NY 10006
Attention: Corissa Briglia

5.4 Governing Law. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof.

5.5 Assignment. Neither the Company nor any Seller shall transfer or assign this Agreement or any of its rights, interests, or obligations hereunder, in whole or in part, whether voluntarily, by operation of law or otherwise, without the prior written approval of the other party. Any assignment made in violation of this Section 5.5 shall be void.

5.6 Severability. The invalidity of any term or terms of this Agreement will not affect any other term of this Agreement, which will remain in full force and effect.

5.7 Counterparts. This Agreement may be executed simultaneously in counterparts, both of which shall be deemed an original, but all counterparts so executed will constitute one and the same agreement.

[Signatures on the following page]

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IN WITNESS WHEREOF, this Stock Repurchase Agreement has been duly executed on behalf of each of the parties hereto as of the day first above written.

COMPANY: United Community Bancorp, Inc.

By: /s/ Elmer G. McLaughlin Name: Elmer G. McLaughlin Title: President and CEO
SELLERS:
Stilwell Activist Fund, L.P.
By: STILWELL VALUE LLC General Partner /s/ Corissa Briglia By: Corissa Briglia Co-Managing Member

Stilwell Activist Investments, L.P.

By: STILWELL VALUE LLC General Partner /s/ Corissa Briglia By: Corissa Briglia Co-Managing Member

Stilwell Partners, L.P.

By: STILWELL VALUE LLC General Partner /s/ Corissa Briglia By: Corissa Briglia Co-Managing Member

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SCHEDULE I

LIST OF SELLERS

SELLER	SHARES BENEFICIALLY OWNED

Stilwell Activist Fund, L.P.	21,668
Stilwell Activist Investments, L.P.	162,088
Stilwell Partners, L.P.	135,000
TOTAL	318,756